                                                                    Exhibit 99.1

                                    Quigley

FOR IMMEDIATE RELEASE
CONTACT:
George J. Longo                                              Carl Hymans
Vice President, CFO                                          G.S. Schwartz & Co.
(215) 345-0919                                               (212) 725-4500
                                                             carlh@schwartz.com

              THE QUIGLEY CORPORATION REPORTS THIRD QUARTER RESULTS

          - CONTINUES TO INVEST FOR THE FUTURE IN PHARMACEUTICAL R&D -

DOYLESTOWN,  PA. - OCTOBER  26, 2006 - THE QUIGLEY  CORPORATION  (NASDAQ:  QGLY)
today reported net sales of $11.5 million, for the third quarter ended September
30, 2006,  compared to $15.3 million  reported for the same period in 2005.  For the nine-months  ended September 30, 2006, net sales were $27.9 million compared to $35.9 million reported for the same period in 2005.

Net sales of the Company's Health and Wellness and Cold Remedy segments recorded declines  in the  third  quarter  of 2006 as  compared  to  2005  that  averaged approximately  $1.8 million each. For the nine-months  ended September 30, 2006, the Health and Wellness and Cold Remedy segments recorded declines that averaged approximately $3.1 million each, and $1.7 million for the Contract Manufacturing segment.

Net sales  declines for the third  quarter and nine months ended  September  30,
2006 for the Cold-Remedy segment as compared to the same periods in 2005 reflect sales of new flavors  introduced  during the third quarter of 2005 and include a continued  shift in buying  patterns by our  customers.  Also,  weaker  consumer purchases  commencing January 1, 2006 through the start of the second quarter of
2006  resulted in higher than expected  inventories  of our  customers,  thereby affecting  the Company's  sales for the quarter and nine months ended  September
30, 2006.

Despite these  factors,  IRI scanner data consumer  consumption  statistics  for
COLD-EEZE(R)  in the Cough/Sore  Throat Drop Category of Food, Drug and Mass for
the 4 and 12 week periods  ending  September  10, 2006 (without  Wal-Mart  data)
reflect trends that are up 2.5% and 3.6%, respectively,  as compared to the same periods last year.  Additionally,  consumer consumption statistics for COLD-EEZE in the same category for the 24 week period  ending  September 10, 2006 (without
Wal-Mart data) is down 2%.

The Company  believes in the viability of the COLD-EEZE  brand among the growing number of  consumers  who want Natural  Common Cold  remedies  that  demonstrate proven  clinical  efficacy and safety unlike other  unproven  natural  remedies.
Additionally,  the  Company  will to continue to  implement  strategic  plans to expand  household  penetration  thereby  generating  greater market share and to increase sales of COLD-EEZE Cold Remedy products.

Net Sales  declines of The Health and Wellness  segment  reflects the  continued
reduction in the number of active independent distributor representatives, which directly  affects the segment's net sales.  The focus for this segment  includes continued  corrective  operating  actions  necessary  to increase  the number of active independent distributor representatives. These corrective actions include the Company  investing and expanding its markets into Singapore and Taiwan;  the recent  appointment  of a new president for this  segment;  and the  anticipated resolution of litigation with the sponsor of the Company's  product line in this segment.

The change in net sales of the Contract  Manufacturing  segment is attributed to an OTC company that utilized this segment's  manufacturing  capabilities in 2005 and discontinued its product in the marketplace in 2006,  thereby reducing sales for this  segment.  While the  primary  purpose  of the  Contract  Manufacturing segment is to manufacture  COLD-EEZE,  other contract manufacturing is performed for non-related third party entities to compensate for the necessary fixed costs associated with this segment.

Net income for the third quarter ended  September 30, 2006 was $1.1 million,  or
$0.08 per share compared to net income of $3.0 million,  or $0.23 per share, for the same period last year. Net loss for the nine-months ended September 30, 2006 was $3.0 million, or ($0.25) per share,  compared to net income of $1.1 million, or $0.08 per share, for the same period last year.

The reduction in net profit for the third  quarter  ended  September 30, 2006 is due to lower gross profits from the aforementioned related net sales declines in all operating segments of the Company.

The net loss increase for the  nine-months  ended  September 30, 2006 reflects a reduction in gross  profits from the related net sales  decline in all operating segments  of the  Company,  particularly  the Cold Remedy  segment,  which has a substantially  greater gross profit percentage and dollar margin and fewer fixed and directly  variable  costs than the other  operating  segments.  In addition, increases in operating  expenses for advertising,  promotions,  costs associated with  insurance  and legal  fees  relative  to the  lawsuits  for the  Company's discontinued nasal spray products also added to this net loss increase.

Gross profit  percentages for the Cold Remedy and Health  Wellness  segments for
2006 remained relatively unchanged.  Also, due to the lost revenues from a major
OTC  company  that  utilized  the   manufacturing   abilities  of  the  Contract
Manufacturing  segment,  its gross profit percentage  declined.  As this segment already has a  substantially  lower gross profit margin then the other operating segments,  reducing profitable  manufacturing operations amplifies the inability to  absorb  the  necessary  fixed  cost  relative  to  manufacturing  operations particularly  at a time  which is not  during the cold  remedy  season,  thereby reducing production.

No tax  benefits to reduce  losses are provided for the quarters and nine months ended  September 30, 2006 and 2005,  except for any  limitations  imposed by the federal  alternative minimum taxes or for compliance with state tax regulations, since the Company is in a net operating loss carry-forward position.

The Company is  committed  to continue  its  research  and to develop  potential ethical  pharmaceutical  drugs as part of an ongoing  effort to generate  future growth  to bring  current  compounds  to  market,  especially  development  that includes furthering human studies on QR-333, an Investigational New Drug for the treatment of Diabetic Peripheral Neuropathy,  thereby capitalizing on the growth potential of Quigley Pharma, a wholly-owned Ethical Pharmaceutical subsidiary.

A  redesigned  Quigley  Pharma web site was recently  launched to better  inform investors of ongoing  research and  development  efforts,  and engage  potential strategic  pharmaceutical  partners by offering  information  regarding  Quigley
Pharma's naturally derived compounds.

The following is a summary of major ethical  pharmaceutical events that occurred during the third quarter of 2006:

DIABETIC  NEUROPATHY - QR-333: A second patent was granted  covering  peripheral neural and vascular complaints for Quigley Pharma's Compound QR-333,  formulated for Diabetic  Neuropathy.  This adds  another  degree of  intellectual  property support to its lead investigational new drug QR-333.

The Company filed the patent  application  based upon observations that subjects participating  in the Proof of  Concept  Study  conducted  in  France  using the compound  had  further  improvements  over and above the  existing  protocol.  A significant observation led the Company to conclude that the topical application of the QR-333 compound may have led to improved peripheral circulation.

Subsequently  an  immediate  data  search  evaluating  the  active   ingredients
indicated  that they indeed  could have the  potential  to impact upon the human circulation system as vasodilators.  This important new information provided the rationale for the Company to file a separate  patent  application to protect its intellectual property and allow it to study this further therapeutic benefit.

In addition,  the results  from its human study,  titled  "Single  Center,  Dose
Escalating,  Safety,  Tolerability,  And  Pharmacokinetics  Study Of  QR-333  In
Subjects With Diabetic Peripheral  Neuropathy",  demonstrated that QR-333 can be administered safely to patients suffering from diabetic peripheral neuropathy.

SYSTEMIC  RADIATION  - QR-336:  Significant  data was  obtained  identifying  50 microliters as the least toxic and most effective  radiation  protection dose in mice when  administered  ip  (intraperitoneal),  po (by  mouth) or sc (under the skin)  prior  to  radiation  exposure.  These  experiments  were  essential  for providing  the company  with data to optimize the  formulation  for efficacy and route of  administration,  which is  required  for filing  under the FDA "Animal
Efficacy Rule".

The tests were  conducted  by Dr.  William H.  McBride,  Vice Chair of Research,
Department of Oncology at UCLA to help develop an appropriate animal model radio protective  research  program  for  QR-336  to  comply  with  New  Food and Drug
Administration  animal  efficacy  rules  for  radio-protective   pharmacological
compounds.  QR-336 is a naturally derived radio protective  compound designed to address the lethal effects of ionizing radiation.

AVIAN FLU COMPOUND - QR-441(a):  Quigley Pharma obtained  positive  results that support  its  continued  progress  in  developing  the  natural  broad  spectrum anti-viral  QR-441(a) for use in  preventing  the spread of avian flu in poultry stocks.  The results of the healthy chicken medical feed study confirm that food or water dose forms provide an opportunity  for potential  commercialization  if the compound demonstrates efficacy within these dose forms.

The Company is  investigating  QR-441(a) as a potential  first response agent in safeguarding  perimeter zones around a possible Avian Flu outbreak in the United
States. The Company plans to conduct challenge studies in chickens infected with avian H5N1 virus. A compound such as QR-441 (a) may provide the poultry industry and  government  agencies an  additional  method to safeguard  our nation's food supply.

CACHEXIA  TREATMENT  COMPOUND - QR-443:  Positive  results were obtained for the
QR-443  compound  for  the  treatment  of  Cachexia,  a  debilitating  and  life threatening muscle wasting condition. The results of an animal study found a 75%
efficacy rate in the treatment of mice with this condition.

OCULAR AND GENITAL  HERPES - QR-444:  Studies have been ongoing,  evaluating the antiviral  efficacy  and toxicity of the  naturally-derived  compound on various viruses causing ocular diseases. The studies are being conducted at The Campbell
Ophthalmic Microbiology Laboratory at the University of Pittsburgh.  In recently pre-clinical  studies, the antiviral  formulation  demonstrated potent antiviral activity  against  Ocular and Genital  Herpes,  indicating  a new  research  and development path for the versatile compound.

The studies were designed to determine the in vitro  inhibitory  activity of the compound  vs. two ocular  isolates  of Herpes  Simplex  Virus - 1 (HSV-1)  and 2 non-ocular isolates of Herpes Simplex Virus -2 (HSV-2). The pre-clinical studies of this compound demonstrated  reproducible antiviral activity against an ocular isolate of HSV-1. It also demonstrated  similar activity against a second ocular isolate of HSV-1 and multiple genital isolates of HSV-2.

The  Quigley  Corporation  makes  no  representation  that  the US Food and Drug
Administration  or any other regulatory  agency will allow this  Investigational
New Drug to be marketed.  Furthermore,  no claim is made that potential medicine discussed  herein  is  safe,  effective,  or  approved  by  the  Food  and  Drug
Administration.  Additionally,  data that demonstrates activity or effectiveness in animals or in vitro tests do not necessarily  mean the formula test compound;
referenced  herein will be  effective  in humans.  Safety and  effectiveness  in humans will have to be  demonstrated  by means of adequate  and  well-controlled clinical  studies before the clinical  significance of the formula test compound is known.  Readers should carefully review the risk factors described in filings the Company files from time to time with the Securities and Exchange Commission.

ABOUT THE QUIGLEY CORPORATION
The  Quigley  Corporation   (Nasdaq:   QGLY,   HTTP://WWW.QUIGLEYCO.COM)   is  a
diversified natural health medical science company. Its Cold Remedy segment is a leading marketer and manufacturer of the COLD-EEZE(R)  family of lozenges,  gums and sugar free tablets  clinically proven to cut the common cold nearly in half.
COLD-EEZE  customers include leading national  wholesalers and distributors,  as well as  independent  and  chain  food,  drug and mass  merchandise  stores  and pharmacies.  The Quigley  Corporation  has several  wholly  owned  subsidiaries.
Darius  International  markets health and wellness  products  through its wholly owned subsidiary, InnerLight Inc. Quigley Manufacturing Inc. consists of two FDA approved  facilities to  manufacture  COLD- EEZE(R)  lozenges as well as fulfill
other    contract    manufacturing    opportunities.    Quigley    Pharma   Inc.
(HTTP://WWW.QUIGLEYPHARMA.COM)   conducts  research  in  order  to  develop  and
commercialize   a  pipeline  of  patented   botanical  and   naturally   derived
prescription drugs.

FORWARD-LOOKING STATEMENTS
Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities  Litigation Reform Act of 1995 and involve known and  unknown  risk,  uncertainties  and other  factors  that may cause the
Company's actual performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statement.  Factors that impact such forward-looking  statements include,  among others,  changes in worldwide general economic  conditions,  changes in interest rates, government regulations, and worldwide competition.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

The following  represents  condensed  financial data (in  thousands)  except per share data:

                                                              Three-Months      Three-Months    Nine-Months        Nine-Months
                                                                  Ended            Ended           Ended               Ended
                                                               September 30,    September 30,   September 30,      September 30,
                                                                   2006             2005            2006               2005
                                                                    ($)              ($)             ($)                ($)
                                                        ------------------------------------------------------------------------
Net Sales                                                         11,481           15,320           27,929            35,917
Gross profit                                                       6,260            8,294           13,882            17,031
Sales & marketing expenses                                         1,283            1,452            4,796             4,354
Administrative expenses                                            3,195            2,898           10,001             8,879
Research & development                                               892            1,030            2,534             2,939

Income taxes (benefit)                                              --               --                 89              --

Net income (loss)                                                  1,079            2,999           (2,994)            1,054

Diluted income (loss) per share:
  Net income (loss)                                          $      0.08      $      0.23      ($     0.25)      $      0.08
  Diluted weighted average common shares outstanding:         13,242,127       13,316,660       12,163,858        13,285,422

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

The following  represents  condensed  financial data (in thousands) at September
30, 2006 and December 31, 2005:

                                                 2006              2005
                                                  ($)              ($)
                                                --------         --------
         Cash & cash equivalents                 13,597           16,885
         Accounts receivable, net                 6,701            7,880
         Inventory                                5,042            3,900
         Total current assets                    26,208           30,248
         Total assets                            31,341           35,976
         Total current liabilities                7,372            9,566
         Long-term debt                            --              1,036
         Total stockholders' equity              23,909           25,320